UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 30, 2009

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2009, Hyperdynamics Corporation (the “Company”) entered into an employment agreement with William A. Young effective as of December 7, 2009.  Mr. Young will serve as the Company’s Executive Vice President for Commercial Affairs.  Mr. Young will be responsible for negotiating and managing all of the Company’s commercial transactions, including partnerships, mergers and acquisitions and commercial contracts.  He will also oversee investor relations for the Company.  A brief description of the terms and conditions of the employment agreement with Mr. Young is set forth below.  A copy of the employment agreement with Mr. Young is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

In connection with the hiring of Mr. Young, the Company will grant to Mr. Young, effective as of December 7, 2009, options to purchase 200,000 shares of our common stock.  One-third of the options will vest on each of the first, second and third anniversaries of the date of grant.  Mr. Young will also receive options to purchase 200,000 shares of our common stock of which one-third of the options will vest beginning if and when the Company’s stock price attains a closing market price of $3 per share or more for five consecutive trading days.  The foregoing options were granted pursuant to our Employee Stock and Stock Option Plan and will expire December 7, 2014.  The exercise price for the foregoing options will be the closing price of our common stock on December 4, 2009, which is the trading day immediately preceding the effective date of Mr. Young’s employment agreement.  The foregoing options were granted subject to the terms and conditions of the form of stock option agreement filed herewith as Exhibit 10.2, and is incorporated by reference.

Mr. Young entered into an employment agreement with the Company effective as of December 7, 2009.  This agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period.  Under the terms of the agreement, Mr. Young will receive an annual base salary of $200,000.  Mr. Young is also eligible to receive performance bonus(es) as determined and agreed to from time to time by the Chief Executive Officer and the Board of Directors.  Following the execution of the employment agreement, the Company paid Mr. Young $50,000 to cover his relocation to Houston, Texas.  Finally, Mr. Young will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses, four weeks of paid vacation each calendar year, and participation in all benefits, plans and programs available to our executive employees.

Prior to becoming employed by the Company, Mr. Young, age 58, headed the commercial function for all lines of business for BG Group in the United Kingdom from 2007 through September 30, 2009.  From 2003 through 2006, he was general manager for international commercial and business development for Burlington Resources/ConocoPhillips.  He served as relationship manager and director of international finance in the structured finance global network of British Petroleum from 1999 to 2003.  He began his career in 1982 at Amoco, where he held a variety of similar positions in international finance, business development and mergers and acquisitions.  Mr. Young holds a bachelor’s degree in mathematics from Duke University and a master’s of business administration degree from the University of Pennsylvania, Wharton School.

Item 7.01    Regulation FD Disclosure.

On November 30, 2009, the Company issued a press release announcing the appointment of Mr. Young as the Company’s Executive Vice President for Commercial Affairs.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 10.1	Employment Agreement by and between Hyperdynamics Corporation and William A. Young

Exhibit 10.2	Form of Stock Option Agreement pursuant to the Stock and Stock Option Plan, as amended

Exhibit 99.1	Press Release dated November 30, 2009 entitled “Hyperdynamics Names William Young Executive Vice President for Commercial Affairs”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: November 30, 2009	By:	/s/ JASON D. DAVIS
	Name:	Jason D. Davis
	Title:	Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Employment Agreement by and between Hyperdynamics Corporation and William A. Young

Exhibit 10.2	Form of Stock Option Agreement pursuant to the Stock and Stock Option Plan, as amended

Exhibit 99.1	Press Release dated November 30, 2009 entitled “Hyperdynamics Names William Young Executive Vice President for Commercial Affairs”